Exhibit 10.2

September 30, 2020

Stephen C. Jumper

508 West Wall, Suite 800

Midland, Texas 79701

Mr. Jumper:

Reference is made to that certain letter agreement, effective as of April 15, 2020 (the “Original Letter Agreement”), amending certain provisions of the Employment Agreement, as amended from time to time, between you (the “Executive” or “you”) and Dawson Geophysical Company, a Texas corporation (formerly known as TGC Industries, Inc.) (the “Company”), dated as of October 8, 2014 and with an Effective Date of February 11, 2015 (the “Employment Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Letter Agreement, as amended hereby.

This letter agreement (this “Letter Agreement”) sets forth the agreement between the Executive and the Company (collectively, the “Parties”) concerning the amendment to the Original Letter Agreement, effective as of September 30, 2020 as follows:

(1)	The Parties hereby agree that, commencing September 30, 2020 and continuing until the expiration of the Adjustment Period, the Modified Salary Rate shall be reduced to equal an annualized rate of $360,000 (or such higher rate as may be determined by the Board in its discretion at such time), subject to the terms of the Original Letter Agreement.

(2)	For the avoidance of doubt, the Parties agree that this Letter Agreement shall not affect the amount of the retention payment to which the Executive is entitled pursuant to paragraph (4) of the Original Letter Agreement.

(3)	The Executive agrees that the terms of this Letter Agreement and its effects on the Executive’s compensation and benefits (including, but not limited to, any bonus or severance compensation and benefits) and/or the Company’s compliance with the Employment Agreement do not constitute Good Reason under the Employment Agreement and that the Executive waives any right to assert that the terms of this Letter Agreement constitute Good Reason for any purpose under the Employment Agreement.

This Letter Agreement embodies the entire agreement between the Parties with respect to the amendment of the Original Letter Agreement.  In the event of any conflict or inconsistency between the provisions of the Original Letter Agreement and this Letter Agreement, the provisions of this Letter Agreement shall prevail. Except as specifically modified and amended by this Letter Agreement, all of the terms, provisions, requirements and specifications contained in the Original Letter Agreement remain in full force and effect.  This Original Letter Agreement may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS LETTER AGREEMENT AND THE ORIGINAL LETTER AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THE EXECUTIVE’S CHOOSING TO THE EXTENT THE EXECUTIVE DESIRES LEGAL ADVICE REGARDING THE SAME, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS HEREIN (AND THE PROVISIONS OF THE ORIGINAL LETTER AGREEMENT AS AMENDED BY THIS LETTER AGREEMENT).

THIS LETTER AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN CONFORMITY WITH THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  VENUE OF ANY LEGAL ACTION ARISING FROM OR RELATING TO THIS LETTER AGREEMENT SHALL BE IN MIDLAND COUNTY, TEXAS.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF SECTION 11 OF THE EMPLOYMENT AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT IN ALL RESPECTS.

[Signature Page to Follow]

Please sign in the space provided below to evidence your agreement with the terms of this Letter Agreement and acknowledgment that your obligations hereunder are valid, binding, and enforceable obligations.

DAWSON GEOPHYSICAL COMPANY

By:	/s/ James K. Brata
Name: James K. Brata
Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

AGREED TO AND ACKNOWLEDGED:

THE EXECUTIVE

/s/ Stephen C. Jumper
Name: Stephen C. Jumper
Title: President and Chief Executive Officer

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